Exhibit 99.p(4)

Credit Suisse Asset Management Limited

Local Supplement to the AM Global Personal Trading Policy (“Global Policy”)

Revised : Effective March 30, 2007

Credit Suisse Asset Management Limited

Local Supplement to the AM Global Personal Trading Policy (“Global Policy”)

Credit Suisse Asset Management Limited (hereafter “CSAML”) has adopted the revised AM Global Personal Trading Policy as its company’s policy with the approval of CSAML’s Board of Directors on April 28, 2006, on the condition that this revised local supplement takes effect at the same time.  On March 30, 2007, CSAML’s Board of Directors has approved to revise this Local Supplement effective immediately in accordance with the instruction from the Investment Trusts Associations in Japan.

I. Definitions

The term “transactions of equity security etc.” in this to the AM Global Personal Trading Policy shall include (i) purchase/sale transactions, margin trades, and derivatives transactions (such as futures, options etc.) of domestic/foreign equities, rights/bonds etc. to be converted into equities, such as warrants, convertible bonds, except for the ones vested by the Company as remunerations/bonuses etc., such as stock options, and (ii) acquisition via IPO/PO, and (iii) transactions related to “equities cumulative investment scheme (Rui-tou)” and “Mini-Kabu”.

II. Statement of General Principles

More Strict Principles for Specified Employees

CSAML full-time Board Members, full-time Statutory Auditor, and employees registered with Kanto Finance Bureau/FSA (Financial Services Agency) as portfolio managers,  traders, or analysts under the Law pertaining to Securities Investment Advisory Business or the Law concerning Investment Trust and Investment Companies (hereafter “Specified Employee”) and the family members of the Specified Employee within the same household are required to comply with all the following principles of the Japan Securities Investment Advisors Association (IA Association) as well as of the Investment Trusts Association in Japan (IT Association) in case of “transactions of equity security etc. (as defined above)”:

•                  the purpose of equity security etc. trading must be “long term investment” (IA Association);

•                  the purpose of equity security etc. trading must not be to seek “speculative interest” (IT Association);

•                  action to take precedence over the Client benefit, such as Front-running is strictly prohibited (IT Association);

•                  an employee must have an intent to hold the purchased equity securities for six months or more under the normal market environment (IA Association);

•                  in case where a Specified Employee and his/her family member within the same household would purchase the same securities on different days, the minimum holding period shall be reckoned from the last purchase date within the household (IT Association);

•                  in case of the purchase of the “equities cumulative investment scheme (Rui-tou)”, the minimum holding period shall be reckoned from the initial subscription date (IT Association).

When a Specified Employee submits a Personal Trading Pre-Clearance Form for a sale of equity security etc., which he or she purchased less than six months ago, he or she is required to write the reason on the supplemental form why he or she has to sell them notwithstanding the initial intent to hold for at least six months. [Appendix-1: Supplemental Form for Specified Employees]

IV. Trading Accounts

CSAML Employees may maintain personal trading accounts with any brokers or banks.

Employees are required to send duplicate copies of all statements of their personal trading accounts received from brokers or banks to LCD by themselves.

V. Pre-Clearance Requirements

CSAML Employees should use the “Form Management System (hereafter “FMS”)” when they submit a pre-clearance request to LCD, not “Attachment B” as referred to in the global policy.

If the requestor for the pre-clearance is an Employee in LCD, his/her personal trading shall be examined and approved/rejected by another Employee in LCD.

Specified Employee shall pre-clear his/her trades not only with LCD but also with his/her supervisor (normally Dept Head. But if the applicant is the Dept Head or the above, the approver shall be his/her reporting Board member. If the applicant is a Statutory Auditor, the approver shall be the President. If the applicant is the President, the approver shall be COO.). Due to the technical limitation, whenever LCD receives the pre-clearance request from a Specified Employee via “FMS”, LCD shall forward the “FMS pre-clearance request” to the applicant’s supervisor. Both the supervisor and LCD shall examine the items defined separately and approve/reject the request. Upon receipt of the feedback from the supervisor, LCD completes the pre-clearance process and returns the feedback to the Specified Employee via FMS.

When a Specified Employee trades the “equities cumulative investment scheme (Rui-tou)”, he/she shall pre-clear with LCD for the following occasions.

•                  Account opening for the “equities cumulative investment scheme (Rui-tou)”

•                  Change the contract of the “equities cumulative investment scheme (Rui-tou)”, such as change of investment amounts, securities, and stop/re-start of cumulative investment.

•                  Sales of the “equities cumulative investment scheme (Rui-tou)”

VII. Trading Prohibitions

Blackout Periods for CSAML’s Specified Employees

•                  Blackout Periods for CSAML’s Specified Employees are extended to the period from five business days before through “three” business days after Client trades in the security.

•                  In case where Portfolio Manager needs to trade the securities, which were traded in his/her (and/or his/her family member’s) personal account(s), for Client assets during three business days after his/her personal trading, Portfolio Manager shall obtain the confirmation from LCD in advance. (Exemption is applied for the trades of the “equities cumulative investment scheme (Rui-tou)”.)

Side-by-Side / Blackout Period Exemption List for CSAML’s Non-Specified Employees

•                  Market capitalization: at least JPY 200 billion or USD 2 billion and employee purchase/sale within JPY 1 million or USD 10,000;

•                  There is no Side-by-Side / Blackout Period exemption applied to Specified Employees.

Other Trading Prohibitions for Analysts/Portfolio Managers

•                  Transactions of securities issued by the Company (including its affiliated companies), which an Analyst/Portfolio Manager is in charge of research/analysis are prohibited.

VIII.      Reporting and Other Compliance Procedures

A. Initial Certification

Employees are required to disclose or report to LCD all their personal securities holdings within 30 days after the commencement of employment, regardless of the due-date (within 10 days) stipulated in the Global Policy.

If an Employee is not able to submit duplicate copies of the statements for their personal trading account(s) which are not older than 45 days, together with his/her Certification, the available latest ones will be acceptable, provided that no transactions have been made since the issue-date of such statements and the Employee certifies that this is the case in writing on such statements.

B. Annual Certification

CSAML Employees should submit their annual certification via the “Form Management System”, unless he/she must use “Attachment D” and “Attachment E”.

C. Immediate Reporting of the Executed Transactions

CSAML’s Specified Employee is required to report his/her each executed transaction to LCD without delay, without waiting for quarterly reporting. And as soon as Specified Employee obtains each trade confirmation from Broker(s), the copy of such confirmation shall be submitted to LCD.

IX. Local LCD, Compliance Monitoring and Supervisory Review

C. Status of the Immediate Reporting of the Executed Transactions

LCD shall conduct post-trade Compliance monitoring in order to confirm there is no breach of the above “VII. – Blackout Periods for CSAML’s Specified Employees”.

X. Sanctions

What sanction is to be imposed in the event of breach of the Global Policy and for this Local Supplement shall be discussed at a meeting of CSAML’s Disciplinary Committee and determined in accordance with CSAML Employment Rules.

XII. Conflict of Rules

Triple Hatted employees must comply with not only the Global Policy and its supplement but also CSJL’s Employee Personal Account Trading Policy.

XIII.   Further Information

A. Retention Period

LCD shall retain the records related to personal trading, including the records of pre-clearance examination and its approval/rejection, any breaches and its follow-ups, at least for five years after resignation/retirement of each employee.

Enforced as of June 1, 2004

Revised as of January 27, 2005

Revised as of May 1, 2006

Revised as of March 30, 2007 (to incorporate the instruction from IT Association)

APPENDIX 1

SUPPLEMENTAL FORM FOR SPECIFIED EMPLOYEES

[Personal Trading Pre-Clearance Request Form]

When a specified employee requests pre-clearance of transactions for a sale of equity security etc., which he or she purchased less than six months ago, this form must be filled out and submitted to LCD as well as submitting the Personal Trading Pre-Clearance Request Form via FMS.

Name:

Type of Specified Employee:

full-time board member or statutory auditor
employee registered with Kanto Finance Bureau/FSA

Trade Type	No. of Shares	Ticker	Security Name	Broker Name	Acct No.	Acct Name
Sell

[For sale of equity security etc.]
(1)	When did you purchase this equity security etc.?
Purchase date :

(2)	If you are proposing to sell the equity security etc. purchased less than six months ago, please write the reason why you have to sell them now:

I had an intent to hold for at least six months at the time of purchase, however,
(write here)

Signature:	Date:
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